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                        CONSENT OF PRICEWATERHOUSECOOPERS GMBH
                          TO INCORPORATION BY REFERENCE



         We consent to the incorporation by reference in the Registration Statements on Form S-8 of Ecolab Inc. (Registration Nos. 2-60010; 2-74944; 33-1664; 33-41828; 2-90702; 33-18202; 33-55986; 33-56101; 33-26241; 33-34000;
33-56151; 333-18627; 33-39228; 33-56125; 333-70835; 33-60266; 33-65364;
33-59431; 333-18617; 333-21167; 333-35519; 333-40239; 333-50969; and 333-62183)
and the Registration Statement of Ecolab Inc. on Form S-3 (Registration No. 333-14771) of our reports dated January 26, 1999 on our audits of the combined financial statements and the related financial statement schedule of Henkel-Ecolab Joint Venture as of November 30, 1998 and for the year ended November 30, 1998, which reports are included or incorporated by reference in this Annual Report on Form 10-K. We also consent to the references to our firm under the caption "Interests of Named Experts and Counsel" or "Incorporation of Documents by Reference" in the above-listed Registration Statements on Form S-8 of Ecolab Inc.

Dusseldorf, Germany

March 29, 1999

PricewaterhouseCoopers Gesellschaft
mit beschrankter Haftung
Wirtschaftsprufungsgesellschaft



/s/ Gunter Betz                          /s/ Henri Leveque
           Betz                                    Leveque
    Wirtschaftsprufer                        Certified Public Accountant